UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 3, 2005
SELECTICA, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-29637	77-0432030

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3 West Plumeria Drive
San Jose, CA 95134
(408) 570-9700
(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(b) On November 3, 2005, Michael Lyons tendered his resignation as a director of the Board of Directors (the “Board”) and as a member of the Audit, Compensation and Litigation Committees of Selectica, Inc. (“Selectica” or the “Company”). The resignation was not related to any disagreement between Mr. Lyons and the Company on any matter. Mr. Lyons’s term would have otherwise expired in 2006. On November 9, 2005, the Company issued a press release that announced the resignation of Mr. Lyons from its Board. A copy of the press release is attached hereto as Exhibit 99.1.
(d) On November 3, 2005, the Board also elected Brenda Zawatski as a new director of the Board, effective immediately, with a term that expires at the Company’s 2006 annual meeting of stockholders and until her successor shall have been duly elected and qualified. There is no arrangement or understanding between Ms. Zawatski and any other persons pursuant to which Ms. Zawatski was selected as a director. There are no transactions between Ms. Zawatski and the Company in which Ms. Zawatski has an interest requiring disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. On November 9, 2005, the Company issued a press release that announced the appointment of Ms. Zawatski to its Board. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description
Exhibit 99.1	Press Release of Selectica, Inc., dated November 9, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTICA, INC.
DATE: November 9, 2005	By:	/s/ Vincent Ostrosky
Vincent Ostrosky
Chairman, President and Chief Executive Officer

DATE: November 9, 2005	By:	/s/ Stephen Bennion
Stephen Bennion
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Exhibit
Exhibit 99.1	Press Release of Selectica, Inc., dated November 9, 2005.